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                                                                     Exhibit 4.6

                           SHORT TERM PROMISSORY NOTE

US $60,000.00                                                   November 3, 2004

         FOR VALUE RECEIVED, Voyager One, Inc. promises to pay to the order of Castle Hill Advisory Group at such place as the holder of this Note may from time to time designate, the principle sum of Sixty Thousand and 00/100 (US$60,000.00) together with simple interest from the date hereof at the rate of six percent (6) per annum on the principal balance.

         A one installment payment will be due sixty (60) calendar days from the day when Voyager One, Inc. receives free and clear funds from the holder of the note.

         All payments on account of the indebtedness evidenced by this note shall be first applied to interest in the unpaid principal balance and the remainder to principal.

         All parties to this note severally waive presentment for payment, notice of dishonor, protest and notice of protest.

Voyager One, Inc.                                  Sebastien C. DuFort
859 West End Court
Suite I                                            By: /S/ SEBASTIEN C  DUFORT
                                                       ----------------------
Vernon Hills, IL   60061                                 Signature & Date
Phone:    847-984-6200
Fax:      847-984-6201

By: /S/ JOHN A  LICHTER  11-3-04
    -----------------------------
        Signature & Date
        John A. Lichter
        CEO





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                                   CONSENT TO
                  AMENDMENT OF SHORT TERM PROMISSORY NOTE DATED
                                NOVEMBER 3, 2004

         FOR VALUE RECEIVED, the undersigned, Castle Hill Advisory Group and Voyager One, Inc., a Nevada corporation, hereby consent to an Amendment of the terms of the Short Term Promissory Note dated November 3, 2004, attached as Exhibit A hereto, as follows:

     1. The installment payment due date is hereby extended from January 4, 2005 to March 31, 2005.

     2. This Consent is effective January 4, 2005 regardless of when it is signed. The remaining terms of the original note dated November 3, 2004 shall remain in full force and effect.

                  "Payor"                            "Payee"

Name:             Voyager One. Inc.                  Castle Hill Advisory Group
Address: 859 West End Court
                  Vernon Hills, IL   60061
Phone             847-984-6200
Fax               847-984-6201

                  By: /S/ JOHN A. LICHTER 1-4-05     By: /S/ SEBASTIEN C. DUFORT
                      --------------------------         -----------------------
                      Signature & Date                   Signature & Date
                      John A. Lichter                    Sebastien C. DuFort
                      CEO                                President